JPMORGAN SElECT BALANCED FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue                              Broker
02/12/02    General Electric Cap Corp.    Lehman Bros Inc.

Shares                   Price         Amount
170,000		        $99.55        $16,923,840.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount      %        % of issue      JPMorgan Funds
N/A        N/A		0.32%	            35.50%


   Underwriters  	                 Principal Amounts
J.P.Morgan                                   200,000
Lehman Brothers                            2,025,000
Deutsche Banc Alex Brown Inc.                 56,250
J.P.Morgan Securities, Inc.                   56,250
Salomon Smith Barney                          56,250
UBS Warburg                                   56,250

Total     			          $2,450,000,000


Trade
Date     	Issue                        Broker
02/12/02    General Mills Inc.   Deutsche Morgan Grenfell

Shares                   Price         Amount
50,000		        $99.67        $4,983,400,000.00

                                       % of Issue
Spread    Spread       Fund's          for all
Amount      %        % of issue     JPMorgan Funds
N/A        N/A		0.50%	          32.00%


   Underwriters  	                    Principal Amounts
Barclays Capital inc.                          318,200,000
Deutsche Banc Alex Brown inc.                  318,200,000
Salomon Smith Barney Inc.                      318,200,000
Credit Suisse First boston Corp.               225,800,000
Banc of america Securities LLC                 182,200,000
J.P. Morgan Securities Inc.                    182,200,000
UBS Warburg LLC                                182,200,000
Utendahl Capital Partners, L.P.                 35,000,000
Loop Capital Markets, LLC                       35,000,000
Credit Lyonnais Securities (USA) Inc.           32,200,000
Tokyo-Mitsubishi International PLC              26,400,000
Mizuho International PLC                        23,800,000
Suntrust Capital markets, Inc                   23,800,000
Wells Fargo Van Kasper, LLC                     23,800,000
ABN AMRO Incorporated                           16,200,000
Mellon Financial Markets, LLC                   16,200,000
U.S. Bancorp Piper Jaffray Inc.                 14,800,000
BNY Capital Markets, Inc                         7,800,000
Wachovia Securities, Inc                         6,400,000
BPN Paribas Securities Corp.                     2,800,000
Fleet Securities, Inc                            2,800,000
HSBC Securities (USA) Inc.                       2,800,000
Merrill Lynch, Pierce, Fenner & Smith Inc.       2,800,000
Cooperatieze Centrale Raiffeisen-Boerenleenbank
B.A. (Rabobank International), N.Y. Branch         400,000

       Total                                 2,000,000,000


Trade
Date     	Issue                   Broker
05/16/02	Accenture LTD         Morgan Stanley & Co.

Shares                   Price         Amount
3,600		        $20.00        $72,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.50      2.50%	0.003%	         0.06%


   U.S.   Underwriters  	             Principal Amounts
Goldman, Sachs & Co.                           17,618,000
Morgan Stanley & Co. Inc.                      17,618,000
Credit Suisse First Boston Corp.                8,993,000
Deutsche Banc Alex Brown                        8,993,000
J.P Morgan Securities Inc.                      8,993,000
Salomon Smith Barney Inc.                       8,993,000
Banc of America Securities LLC                  4,496,500
Lehman Brothers Inc.                            4,496,500
     Incorporated
Merrill Lynch, Pierce, Fenner & Smith Inc       4,496,500
UBS Warburg LLC                                 4,496,500
ABN AMRO Rothschild LLC                         2,346,000
Advest, Inc.                                      345,000
Robert W. Baird & Co. Inc.                        345,000
M.R. Beal & Co.                                   345,000
Bear, Stearns & Co. Inc.                          345,000
Chatsworth Securities LLC                         345,000
Dresdner Kleinwort Wasserstein Sec. LLC           345,000
A.G. Edwards & Sons, Inc.                         345,000
Epoch Securities, Inc                             345,000
Janney Montgomery Scott LLC                       345,000
Edward D. Jones & Co. L.P.                        345,000
Legg Mason Wood Walker, Inc.                      345,000
McDonald Investments Inc., A Keycorp Company      345,000
Needham & Company, Inc.                           345,000
Prudential Securities Inc.                        345,000
Muriel Siebert & Co., Inc.                        345,000
Sturdivant & Co., Inc.                            345,000
Thomas Weisel Partners LLC                        345,000
Wit Soundview Corp.                               345,000

       Total                                   97,750,000

     International Underwriters
Goldman Sachs International                     3,339,893
Morgan Stanley & Co. International LTD          3,339,893
Credit Suisse First Boston (Europe) Limited     1,688,298
Deutsche Bank AG London                         1,688,298
J.P. Morgan Securities LTD                      1,688,298
Salomon Brothers International Limited          1,688,298
Banc of America Securities Limited                844,149
Lehman Brothers International (Europe)            844,149
Merrill Lynch International                       844,149
UBS AG, acting thru UBS Warburg                   844,149
ABN AMRO Rothschild                               440,426


   Total                                      17,250,000
Trade
Date     	Issue
03/06/02	Weyerhaeuser Co.

Shares            Price         Amount
15,000	  	 $99.354	$1,490,310.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
 N/A        N/A		0.006%	           0.11%

Broker
Morgan Stanley Dean Witter & Co.

Underwriters of Weyerhaeuser

Underwriters*			Principal Amount*

Total				$1,750,000,000

*Underwriters and principal amounts were not available at time of filing.



Trade
Date     	Issue
06/06/02        Nortel Networks Corp.

Shares            Price         Amount
44,100  	  $1.41        $62,181.00
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.056      N/A 	 0.018%	            0.29%

Brokers
Credit Suisse First Boston Corp.

Underwriters of Nortel Networks Corp.*

Underwriters *                                 Shares *
Total     			             550,000,000
* Underwriters and shares were
  not available at time of filing.